N E W S R E L E A S E

FOR IMMEDIATE RELEASE
Investor Contact: Roger L. Mann
Unizan Financial Corp.
President and Chief Executive Officer
Telephone: 330.438.1118 or 1.866.235.7203
E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman
Unizan Financial Corp.
Vice President, Corporate Communications
Telephone: 330.438.4858
E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES FIRST QUARTER DIVIDEND

Canton, Ohio, February 20, 2004 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that the company’s board of directors declared a quarterly cash dividend of $0.135 per common share payable on March 31, 2004, to shareholders of record on March 17, 2004.

On January 27, 2004, Huntington Bancshares Incorporated (NASDAQ: HBAN) and Canton, Ohio-based Unizan Financial Corp. (NASDAQ:UNIZ) announced the signing of a definitive agreement to merge the two organizations. Under the terms of the agreement, Unizan shareholders will receive 1.1424 shares of Huntington common stock, on a tax-free basis, for each share of Unizan. The merger is expected to close late in the second quarter of 2004, pending customary regulatory approvals, as well as Unizan shareholder approval.

About Unizan

Unizan Financial Corp., a $2.7 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 43 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

About Huntington

Huntington Bancshares Incorporated is a $30 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 138 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of nearly 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

Additional information about the merger and where to find it:

Huntington and Unizan will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Huntington and Unizan, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, Attention: Investor Relations, 614-480-4060, or Unizan Financial Corp., 220 Market Avenue South, Canton, Ohio, 44702, Attn: Media Relations, 330-438-4858.

Stockholders are urged to read the proxy statement/prospectus, and other relevant documents filed with the Securities and Exchange Commission regarding the proposed transaction when they become available, because they will contain important information.

The directors and executive officers of Unizan and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Unizan’s directors and executive officers is available in its proxy statement filed with the SEC by Unizan on March 14, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.